Exhibit 10.1

FORM OF
AMERICAN APPAREL, INC.
2007 PERFORMANCE EQUITY PLAN
RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (this “Award Agreement”) is made and entered into as of [_______________] (the “Grant Date”), by and between American Apparel, Inc., a Delaware corporation (the “Company”), and [_________________________] (the “Holder”).  Where the context permits, references to the Company or any of its Subsidiaries or affiliates shall include the successors to the foregoing.

W I T N E S S E T H

WHEREAS, pursuant to the American Apparel, Inc. 2007 Performance Equity Plan, as amended and attached hereto as Exhibit B (the “Plan”), the Company hereby grants to the Holder, effective as of the date hereof, a Restricted Stock award (the “Award”), subject to the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of services rendered and to be rendered by the Holder, and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1.   Defined Terms.  Capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to such terms in the Plan.

2.   Grant of Restricted Stock and Escrow of Restricted Stock.

(a)  Grant of Restricted Stock.  The Company hereby grants to the Holder [_______] shares of Restricted Stock on the terms and conditions set forth in this Award Agreement and as otherwise provided in the Plan.

(b)  Escrow of Restricted Stock.  To insure the availability for delivery of the Holder’s Restricted Stock, the Holder hereby appoints the Secretary of the Company, or any other person designated by the Company as escrow agent, as its attorney-in-fact to assign and transfer unto the Company such Restricted Stock, if any, forfeited by the Holder pursuant to Paragraph 8 below and shall, upon execution of this Award Agreement, deliver and deposit with the Secretary of the Company, or such other person designated by the Company, the share certificates representing the Restricted Stock, together with the stock assignment duly endorsed in blank, attached hereto as Exhibit A.  The Restricted Stock and stock assignment shall be held by the Secretary in escrow until the Restricted Period (as defined in Paragraph 3(b) below) has lapsed with respect to the shares of Restricted Stock, or until such time as this Award Agreement no longer is in effect.

3.   Restrictions and Restricted Period.

(a)  Restrictions.  Shares of Restricted Stock granted hereunder may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of and shall be subject to a risk of forfeiture as described in Paragraph 8 below until the lapse of the Restricted Period (as defined in subparagraph (b) below).

(b)  Restricted Period.  Unless the Restricted Period is previously terminated pursuant to Paragraph 8 of this Award Agreement, the restrictions set forth above shall lapse and the shares of Restricted Stock shall become fully and freely transferable (provided, that such transfer is otherwise in accordance with federal and state securities laws) and non-forfeitable [as to 20% of Restricted Stock on the Grant Date and on each of the first four anniversaries of Grant Date] (the "Restricted Period").  Notwithstanding anything to the contrary, the release of the shares of Restricted Stock hereunder shall be conditioned upon Holder making adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the release of the shares from the Restricted Period (unless a Section 83(b) election has been filed), whether by withholding, direct payment to the Company, or otherwise.

4.   Continuance of Employment.  Nothing contained in this Award Agreement or the Plan constitutes an employment or service commitment by the Company, affects the Holder’s status as an “at will” employee, confers upon the Holder any right to remain employed by or in service to the Company or any of its Subsidiaries, interferes in any way with the right of the Company or any of its Subsidiaries at any time to terminate such employment or services, or affects the right of the Company or any of its Subsidiaries to increase or decrease the Holder’s other compensation or benefits.

5.   Dividend and Voting Rights.  From and after the Grant Date and for so long as the Restricted Stock is held by or for the benefit of the Holder, the Holder shall have all the rights of a stockholder of the Company with respect to the Restricted Stock, including, but not limited to, the right to receive dividends and the right to vote such shares, provided that such rights shall terminate immediately as to any shares of Restricted Stock that are forfeited pursuant to Paragraph 8 below.

6.    Legends.  All certificates representing any of the shares of Restricted Stock subject to the provisions of this Award Agreement shall have endorsed thereon the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE HOLDER OF THE SHARES, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.”

7.   Stock Certificates.  The Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded.

8.   Effect of Termination of Employment or Services.

(a)  If the Holder’s employment with the Company or a Subsidiary is terminated for any reason whatsoever, then the Restricted Stock and any and all accrued but unpaid dividends that are at that time subject to restrictions set forth herein, shall be forfeited to the Company, and neither the Holder nor any of his successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such shares of Restricted Stock or certificates.

(b)  If the Holder’s employment with the Company or a Subsidiary is terminated for any reason whatsoever, and within 12 months after the date thereof such Holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or any of its Subsidiaries, (ii) solicits any customers or employees of the Company or any of its Subsidiaries to do business with or render services to the Holder or any business with which the Holder becomes affiliated or to which the Holder renders services or (iii) discloses to anyone outside the Company or uses any confidential information or material of the Company or any of its Subsidiaries in violation of the Company’s policies or any agreement between the Holder and the Company or any of its Subsidiaries, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any Restricted Stock that was realized or obtained by such Holder at any time during the period beginning on the date that is six months prior to the date such Holder’s employment with the Company is terminated.  In such event, the Holder agrees to remit to the Company, in cash, an amount equal to the Fair Market Value (as defined in Section 1.2(j) of the Plan) of the Restricted Stock on the date of termination (or the sales price of such Shares if the shares were sold during such six month period).

(c)  If the Holder’s employment with the Company or a Subsidiary is terminated for Cause (as defined below), the Committee may require the Holder to return to the Company the economic value of any Restricted Stock that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder’s employment with the Company is terminated.  In such event, the Holder agrees to remit to the Company, in cash, an amount equal to the Fair Market Value of the Restricted Stock on the date of termination (or the sales price of such Restricted Stock if the Restricted Stock were sold during such six month period).  For purposes of this Award Agreement, “Cause” have the meaning assigned to such term in any individual employment agreement with the Holder or, if no such agreement exists or the agreement does not define Cause, “Cause” shall mean termination because of:  (i) the Holder’s willful and continued failure (other than by reason of the incapacity of the Holder due to physical or mental illness) substantially to perform his duties hereunder; (ii) the conviction of the Holder or the Holder entering a plea of guilty or nolo contendere to a crime that constitutes a felony or the perpetration by the Holder of a serious dishonest act against the Company or any of its affiliates or subsidiaries; (iii) any willful misconduct by the Holder that is materially injurious to the financial condition or business reputation of the Company or any of its affiliates or subsidiaries; or (iv) chronic alcoholism or drug abuse which materially affects the Holder’s performance of his or her duties to the Company.

9.   Tax Consequences and Section 83(b) Election.

(a)  Tax Consequences.  Set forth below is a brief summary as of the Grant Date of certain United States federal tax consequences of the award of the Restricted Stock.  THIS SUMMARY DOES NOT ADDRESS SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO THE HOLDER.  THE HOLDER UNDERSTANDS THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT REGULATIONS, THE HOLDER IS ADVISED THAT, UNLESS OTHERWISE EXPRESSLY

INDICATED, ANY FEDERAL TAX ADVICE CONTAINED IN THIS RESTRICTED STOCK AWARD AGREEMENT WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF (I) AVOIDING TAX-RELATED PENALTIES UNDER THE CODE OR (II) PROMOTING, MARKETING OR RECOMMENDING TO ANOTHER PARTY ANY TAX-RELATED MATTERS ADDRESSED HEREIN.

The Holder shall recognize ordinary income at the time or times the restrictions lapse with respect to the shares of Restricted Stock that have been released from the Restricted Period in an amount equal to the Fair Market Value of such shares on each such date and the Company shall be required to collect all the applicable withholding taxes with respect to such income.  The obligations of the Company under this Award Agreement and the Plan are conditioned on the Holder making arrangements for the payment of any such taxes.  The Holder will elect to either (i) remit to the Company, in the form of cash, check or other form approved by the Company, the amount of taxes due on such Award or (ii) have the Company withhold and reacquire the appropriate number of whole shares of Restricted Stock released from the Restricted Period, valued at their then Fair Market Value, to satisfy any withholding obligations of the Company with respect to such Award at the applicable withholding rates.  If the Holder elects to have such shares deducted from the Award as set forth in the preceding clause (ii) and if the Company cannot satisfy such withholding obligations by withholding and reacquiring such shares of Restricted Stock, the Company (or a Subsidiary) shall be entitled to require a cash payment by or on behalf of the Holder and/or to deduct from other compensation payable to the Holder any sums required by federal, state or local tax law to be withheld with respect to such vesting of any Restricted Stock.  Additionally, the Holder may make other arrangements, satisfactory to the Committee, regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such Stock.

(b)  Section 83(b) Election.  The Holder hereby acknowledges that he or she has been informed that, with respect to the grant of Restricted Stock, an election may be filed by the Holder with the Internal Revenue Service, within 30 days of the Grant Date, electing pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to be taxed currently on the Fair Market Value of the Restricted Stock on the Grant Date.

THE HOLDER ACKNOWLEDGES THAT IT IS THE HOLDER’S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE HOLDER REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE HOLDER’S BEHALF.

10.  Notice.  Any notice to be given under the terms of this Award Agreement shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Holder at the Holder’s last address reflected on the Company’s payroll records.  Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government.  Any such notice shall be deemed to have been duly given on the date which it is personally delivered or, whether actually received or not, on the third business day after mailing in accordance with the foregoing provisions of this Paragraph 10.

11.  Incorporation of the Plan.  The Plan, as it exists on the date of this Award Agreement and as amended from time to time, is hereby incorporated by reference and made a part hereof, and the Restricted Stock and this Award Agreement shall be subject to all terms and conditions of the Plan.  In the event of any conflict between the provisions of this Award Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise.  The Holder acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Award Agreement.  Unless otherwise expressly provided in other sections of this Award Agreement, provisions of the Plan that confer discretionary authority on the Board or the Committee do not (and shall not be deemed to) create any rights in the Holder unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Committee so conferred by appropriate action of the Board or the Committee under the Plan after the date hereof.  The term “Section” generally refers to provisions within the Plan; provided, however, the term “Paragraph” shall refer to a provision of this Award Agreement.

12.  Entire Agreement.  This Award Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof.  The Plan may be amended pursuant to Section 11 of the Plan.  This Award Agreement may be amended by the Board from time to time.  Any such amendment must be in writing and signed by the Company.  Any such amendment that materially and adversely affects the Holder’s rights under this Award Agreement requires the consent of the Holder in order to be effective with respect to the Award.  The Company may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Holder hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

13.  Counterparts.  This Award Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

14.  Section Headings.  The section headings of this Award Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

15.  Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of the Award Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

16.  Governing Law.  This Award Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder.

17.  Authority of the Committee.  The Committee shall have full authority to interpret and construe the terms of the Plan and this Award Agreement.  The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive.

18.  Binding Effect.  The Award Agreement shall apply to and bind the Holder and the Company and their respective permitted assignees or transferees, heirs, legatees, executors, administrators and legal successors.

19.  Tax Representation.  The Holder is advised to review with his or her own tax advisors the Federal, state, local and foreign tax consequences of the transactions contemplated by this Award Agreement.  The Holder is relying solely on such advisors and is not relying in any part on any statement or representation of the Company or any of its agents.  The Holder understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Award Agreement.

20.  Severability.  This Award Agreement will be severable, and the invalidity or unenforceability of any term or provision hereof will not affect the validity or enforceability of this Award Agreement or of any other term or provision hereof.  Furthermore, in lieu of any invalid or unenforceable term or provision, the parties intend that there be added as a part of this Award Agreement a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

21.  Acceptance.  The Holder hereby acknowledges receipt of a copy of the Plan and this Award Agreement.  The Holder has read and understands the terms and provisions thereof, and accepts the Restricted Stock subject to all the terms and conditions of the Plan and the Award Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed and delivered the Award Agreement on the day and year first above written.

AMERICAN APPAREL, INC.

By:
Print Name:
Title:

HOLDER

Signature:
Print Name:
Address:

Telephone No.:
Social Security No.:

CONSENT OF SPOUSE

In consideration of the execution of the foregoing Restricted Stock Award Agreement by American Apparel, Inc., I, _____________________________, the spouse of the Holder therein named, do hereby join with my spouse in executing the foregoing Restricted Stock Award Agreement and do hereby agree to be bound by all of the terms and provisions thereof and of the Plan.

Dated:  _____________, 200_

Signature of Spouse

Print Name

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED, [_________________] (the “Holder”) hereby assigns and transfers unto American Apparel, Inc., a Delaware corporation (the “Company”), (__________) shares of Company's common stock, par value $0.0001 per share (the “Common Stock”), standing in his or her name on the books of said corporation represented by Certificate No. ____ herewith and does hereby irrevocably constitute and appoint ______________________________ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

This Assignment Separate from Certificate may be used only in accordance with the Restricted Stock Award Agreement (the “Award Agreement”) of the Company and the undersigned dated __________, ____.

Dated:_______________, ____          Signature:____________________________

INSTRUCTIONS:  Please do not fill in any blanks other than the signature line.  The purpose of this Assignment Separate from Certificate is to return the shares to the Company in the event the Holder forfeits any of such shares as set forth in the Agreement, without requiring additional signatures on the part of the Holder.  This Assignment Separate from Certificate must be delivered to the Company with the above Certificate No. _____.